Exhibit 10.1

THOMAS HONEY AGREEMENT

APRIL 1, 2008

AGREEMENT TERM: Two years with annual renewal on anniversary date thereafter.

TITLE: President

ENTITY NAME: “EVE TEC” (Electronic Value Exchange Technologies) or “VEE TEC” (Value Exchange & E-Commerce Technologies)

DUTIES & AUTHORITY:

REPORTS TO: The CMT Board of Directors

LIABILITY INDEMNIFICATION: D & O Insurance of Board of Directors

LOCATION: United Kingdom by 1 June 2008

RELOCATION & REPATRIATION:

•	Packing, storage & moving expenses

•	Lease temporary residence in UK for two-year (2) term

•	Repatriation to USA upon termination of employment including packing, storage and moving expenses.

•	Animal quarantine (UK and US)

COMPENSATION:

•	10,000 Pound Sterling Base Compensation (5,000 Payable on 1st and 16th of each month via wire or ACH transfer)*

•	5,000 Pound Sterling Signing Bonus (to get started)

•	Incentive Compensation: To Be Determined (Consistent with European Industry Norms)

•	CMT Stock & Options: Preferred Shares Convertible into 250,000 common shares of CMKT

•	USD 1,000 monthly for Medical, Dental, & Travel Insurance (payable of 1st of month

•	UK Automobile Lease & Insurance

•	Ex-patriot Residency & Income Tax Equalization—To Be Determined

•	Corporate Expense Card

TERMINATION:

•

Employer Induced (Company dissolution, acquisition, redundancy, etc.)—90-day written notice with (a) lump sum payment equivalent to last six months base and benefit compensation and (b) repatriation packing and moving expenses.

•	Employee Induced—90-day written notice by employee with repatriation packing and moving expenses.

•	Employer induced for Cause—Immediate with repatriation packing and moving expenses.

SIGNED BY:

/s/ Jack Bouroudjian
Jack Bouroudjian
Chairman CMT

/s/ Tony Honey
Tony Honey